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                                                                Exhibit 5

                       [MILES & STOCKBRIDGE LETTERHEAD]



                                August 12, 1996



UNC Incorporated
175 Admiral Cochrane Drive
Annapolis, Maryland  21401

Gentlemen:

     We have acted as counsel to UNC Incorporated, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4 (as amended, the "Registration Statement") under the Securities Act of 1933 (the "Act") with regard to the 11% Senior Subordinated Notes Due June 1, 2006 (the "Notes") of the Company, in the principal amount of $125,000,000. In this capacity, we have reviewed the Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Indenture dated as of May 30, 1996, among UNC Incorporated, the other corporations identified therein as Guarantors, and The Bank of New York, as trustee (the "Trustee") (as supplemented or modified by the Trust Indenture Act of 1939, collectively, the "Indenture"), the Registration Statement including the exhibits thereto, the corporate proceedings of the Company related to the authorization of the issuance of the Notes and such other corporate records, certificates and documents as we deemed necessary for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Notes, when duly executed in accordance with the terms of the resolutions adopted by the Board of Directors of the Company and the terms of the Indenture, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against payment therefor, will be legally issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        Miles & Stockbridge,
                                         a Professional Corporation


                                        By: /s/ J.W. Thompson Webb
                                           -----------------------
                                           Principal